Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of e.Digital Corporation on Form S-2 (No. 333-121546), Form S-3 (No. 333-111455), Form S-3 (No. 333-540800), Form S-3 (No. 333-49312), Form S-3 (No. 333-83615),
Form S-3 (No. 333-46619), Form S-3 (No. 33-81212), Form S-3 (No. 33-92032), Form
S-3 (No. 33-92978), Form S-3 (No. 333-4880), Form S-3 (No. 333-62387), Form S-3
(No. 333-82272), Form S-8 (No. 333-76959), Form S-8 (No. 333-76961), Form S-8
(No. 333-13779), Form S-8 (No. 333-17959), Form S-8 (No. 333-24405), Form S-8
(No. 333-26561), Form S-8 (No. 333-76959) and Form S-8 (No. 333-76961) of our
report, dated April 29, 2005 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Form 10-K of e.Digital Corporation for the year ended March 31, 2005.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 17, 2005